Exhibit (b)
EX-99-906CERT
Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Craig V. Starble, Chief Executive Officer and Gary L. French, Chief Financial Officer of the State Street Navigator Securities Lending Trust (the “Trust”), certify that:
1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/Craig V. Starble Craig V. Starble
Chief Executive Officer of the Trust

Date:	February 26, 2009

By:	/s/Gary L. French Gary L. French
Chief Financial Officer of the Trust

Date:	February 26, 2009